UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2012

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-170173 (1933 Act)	27-3648243

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

3 San Joaquin Plaza, Suite 160

Newport Beach, California 92660

(Address of principal executive offices)

(949) 718-9898

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

Louisiana Property

O’Donnell Strategic Industrial REIT, Inc. (the “Company”) previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 23, 2012, that it, through OD FDX Louisiana, LLC (“OD FDX Louisiana”), a wholly owned subsidiary of O’Donnell Strategic Industrial REIT Operating Partnership, LP (the “Operating Partnership”), the Company’s operating partnership, entered into an agreement with O’Donnell Acquisitions, LLC, an affiliated entity of the Company (“O’Donnell Acquisitions”), as the assignor, to assume all of O’Donnell Acquisitions’ right, title and interest in an Agreement of Purchase and Sale and Joint Escrow Instructions, dated November 21, 2011 (the “Louisiana PSA”), with Cajun FXF, LLC (“Cajun”), which is not affiliated with the Company, its advisor or affiliates, for the purchase of Cajun’s 100% interest in an approximately 27,560 square foot build-to-suit industrial warehouse, located in the City of Scott, Parish of Lafayette, Louisiana (the “Louisiana Property”). As a result of Cajun failing to satisfy all of the closing conditions, effective as of June 4, 2012, the Company terminated the Louisiana PSA. The Company did not incur any early termination penalties as a result of such termination.

Massachusetts Property

The Company previously disclosed in a Current Report on Form 8-K filed with the SEC on February 23, 2012, that it, through OD FDX Massachusetts, LLC (“OD FDX Massachusetts”), a wholly owned subsidiary of the Operating Partnership, entered into an agreement with O’Donnell Acquisitions, as the assignor, to assume all of its right, title and interest in an Agreement of Purchase and Sale and Joint Escrow Instructions, dated November 21, 2011 (the “Massachusetts PSA”), with Hillside FXF, LLC (“Hillside”), which is not affiliated with the Company, its advisor or affiliates, for the purchase of Hillside’s100% interest in an approximately 31,551 square foot build-to-suit industrial warehouse, located in Northborough, Massachusetts (the “Massachusetts Property”). As a result of Hillside failing to satisfy all of the closing conditions, effective as of June 7, 2012, the Company terminated the Massachusetts PSA. The Company did not incur any early termination penalties as a result of such termination.

Promissory Notes

The Company previously disclosed in a Current Report on Form 8-K filed with the SEC on February 23, 2012, in connection with the assumptions of the Louisiana PSA and the Massachusetts PSA, that OD FDX Louisiana and OD FDX Massachusetts each entered into an assignment and assumption agreement with O’Donnell Acquisitions to assume all of O’Donnell Acquisitions’ rights in and obligations under certain promissory notes, each in the principal amount of $100,100 and payable to JDO Family Limited Partnership, an affiliate of O’Donnell Strategic Industrial Advisors, LLC, the Company’s external advisor (the “Promissory Notes”). In connection with the termination of the Louisiana PSA and the Massachusetts PSA, each of the Company, OD FDX Louisiana and OD FDX Massachusetts have no further obligations under the Promissory Notes. The Company did not incur any penalties as a result of the cancellation of the Promissory Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’Donnell Strategic Industrial REIT, Inc.

By: /s/ Christopher S. Cameron
Date: June 7, 2012	Name: Christopher S. Cameron
Title: Chief Financial Officer, Treasurer and Secretary

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